Exhibit 99.1

Pixelworks Reports Fourth Quarter and Fiscal Year 2024 Financial Results

PORTLAND, Ore., February 12, 2025 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.
Fourth Quarter and Recent Highlights
•Total revenue of $9.1 million, with revenue from the home & enterprise market increasing 14% sequentially and 5% year-over-year
•Pixelworks Shanghai subsidiary awarded $1.8 million in cash subsidies associated with its previous certification and ongoing participation in China’s “Little Giant” program
•vivo launched the iQOO Z9 Turbo L smartphone incorporating Pixelworks’ X5 Turbo visual processor, enabling optimized high-frame-rate gaming with reduced power consumption to the mid-tier device market
•Pixelworks continued to advance its in-depth review of potential strategic options related to inbound interest in the Company’s Pixelworks Shanghai subsidiary
“Fourth quarter results reflected our expectations, with all financial metrics being within or better than our guided range,” stated Todd DeBonis, President and CEO of Pixelworks. “Revenue from the home and enterprise market increased sequentially and year-over-year, helping to partially offset the anticipated product transition in our mobile business. Gross margin expanded for the fourth consecutive quarter to nearly 55%, and our previously implemented cost reduction actions contributed to achieving meaningfully lower operating expenses for the quarter.
“During the fourth quarter and entering 2025, we have remained focused on positioning for a return to growth in our mobile business. We continue to be engaged on multiple customer programs to utilize our latest mobile visual processor solutions in new smartphone models targeted for launch this year. These program engagements include opportunities with our new cost-down visual processor solution targeting mid- and entry-level smartphones, representing expansion of our served target markets. We expect the start of renewed mobile growth in the first quarter, followed by an accelerating ramp of production shipments beginning in the second quarter. We are also encouraged by the growing mindshare and engagement activity with our TrueCut Motion platform and believe we are poised to demonstrate further ecosystem and commercial traction in 2025.
“In summary, we’ve made significant progress on reducing our overall cost structure, and we plan to further these efforts during the first half of 2025 as we simultaneously continue to execute on and deliver renewed growth in mobile. Together with multiple newly targeted revenue opportunities, including customer engagements for ASIC design services as well as IP licensing, we believe that our Pixelworks Shanghai subsidiary is on a clear path to achieve profitability for the full year 2025.”
Fourth Quarter and Fiscal Year 2024 Financial Results
Revenue in the fourth quarter of 2024 was $9.1 million, compared to $9.5 million in the third quarter of 2024 and $20.1 million in the fourth quarter of 2023. The sequential and year-over-year decrease in fourth quarter revenue was driven by lower sales in the Company’s mobile business, partially offset by increased sales in the home and enterprise market. For the full year 2024, total revenue was $43.2 million compared to $59.7 million in 2023. The year-over-year decrease primarily reflected lower revenue contribution from the Company’s mobile business.

On a GAAP basis, gross profit margin in the fourth quarter of 2024 was 54.6%, compared to 51.2% in the third quarter of 2024 and 44.7% in the fourth quarter of 2023. GAAP gross profit margin for the full year 2024 was 51.6% compared to 43.1% in the prior year. Fourth quarter 2024 GAAP operating expenses were $11.5 million, compared to $13.5 million in the third quarter of 2024 and $13.1 million in the year-ago quarter. For the full year 2024, GAAP operating expenses were $53.6 million compared to $54.3 million in the prior year.
On a non-GAAP basis, fourth quarter 2024 gross profit margin was 54.8%, compared to 51.3% in the third quarter of 2024 and 44.8% in the year-ago quarter. Non-GAAP gross profit margin for the full year 2024 was 51.7% compared to 43.2% in the prior year. Fourth quarter 2024 non-GAAP operating expenses were $10.4 million, compared to $12.4 million in the third quarter of 2024 and $12.0 million in the year-ago quarter. Non-GAAP operating expenses for the full year 2024 were $48.1 million compared to $49.6 million in the prior year.
For the fourth quarter of 2024, the Company recorded a GAAP net loss of $5.4 million, or ($0.09) per share, compared to a GAAP net loss of $8.1 million, or ($0.14) per share, in the third quarter of 2024, and a GAAP net loss of $3.7 million, or ($0.07) per share, in the year-ago quarter. GAAP net loss for the full year 2024 was $28.7 million, or ($0.49) per share, compared to a net loss $26.2 million, or ($0.47) per share, in the prior year. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”.
For the fourth quarter of 2024, the Company recorded a non-GAAP net loss of $4.3 million, or ($0.07) per share, compared to a non-GAAP net loss of $7.1 million, or ($0.12) per share, in the third quarter of 2024, and a non-GAAP net loss of $2.6 million, or ($0.05) per share, in the fourth quarter of 2023. For the full year 2024, non-GAAP net loss was $23.1 million, or ($0.40) per share, compared to a non-GAAP net loss of $21.4 million, or ($0.38) per share, in the prior year.
Adjusted EBITDA in the fourth quarter of 2024 was a negative $3.6 million, compared to a negative $6.3 million in the third quarter of 2024 and a negative $1.9 million in the year-ago quarter. For the full year 2024, adjusted EBITDA was a negative $20.1 million compared to a negative $18.8 million in the prior year.
Business Outlook
The Company’s current business outlook, including guidance for the first quarter of 2025, will be discussed as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, February 12, 2025, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:
Fourth Quarter and Fiscal 2024 Conference Call
Date: Wednesday, February 12, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here
Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.

Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude stock-based compensation expense and restructuring expense which are both required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for management and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about adoption rates for our mobile visual processor solutions, expected traction for and ramping of production of our mobile products, launch dates of any mobile product, continued adoption of our TrueCut Motion platform, expected revenue from ASIC design services and IP licensing, results of cost savings, and expected path to profitability for Pixelworks Shanghai. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual adoption of TrueCut Motion platform; the actual performance of the smartphone market; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in new or expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenue, net	$9,090	$9,527	$20,074	$43,206	$59,677
Cost of revenue (1)	4,124	4,648	11,098	20,921	33,968
Gross profit	4,966	4,879	8,976	22,285	25,709
Operating expenses:
Research and development (2)	6,916	8,405	6,953	31,337	30,878
Selling, general and administrative (3)	4,425	5,016	6,151	20,697	23,467
Restructuring	115	90	—	1,608	—
Total operating expenses	11,456	13,511	13,104	53,642	54,345
Loss from operations	(6,490)	(8,632)	(4,128)	(31,357)	(28,636)
Government subsidies received	1,100	—	—	1,100	—
Interest income and other, net	141	296	435	1,198	2,050
Total other income, net	1,241	296	435	2,298	2,050
Loss before income taxes	(5,249)	(8,336)	(3,693)	(29,059)	(26,586)
Provision for income taxes	216	125	39	478	357
Net loss	(5,465)	(8,461)	(3,732)	(29,537)	(26,943)
Less: Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	102	320	(12)	818	767
Net loss attributable to Pixelworks Inc.	$(5,363)	$(8,141)	$(3,744)	$(28,719)	$(26,176)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.09)	$(0.14)	$(0.07)	$(0.49)	$(0.47)
Weighted average shares outstanding - basic and diluted	59,228	58,717	56,895	58,395	56,163
——————
(1) Includes:
Stock-based compensation	12	13	22	53	89
Restructuring	—	—	—	16	—
(2) Includes stock-based compensation	266	327	396	1,239	1,866
(3) Includes stock-based compensation	638	702	701	2,666	2,841

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$4,966	$4,879	$8,976	$22,285	$25,709
Stock-based compensation	12	13	22	53	89
Restructuring	—	—	—	16	—
Total reconciling items included in gross profit	12	13	22	69	89
Non-GAAP gross profit	$4,978	$4,892	$8,998	$22,354	$25,798
Non-GAAP gross profit margin	54.8%	51.3%	44.8%	51.7%	43.2%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,456	$13,511	$13,104	$53,642	$54,345
Reconciling item included in research and development:
Stock-based compensation	266	327	396	1,239	1,866
Reconciling items included in selling, general and administrative:
Stock-based compensation	638	702	701	2,666	2,841
Restructuring	115	90	—	1,608	—
Total reconciling items included in operating expenses	1,019	1,119	1,097	5,513	4,707
Non-GAAP operating expenses	$10,437	$12,392	$12,007	$48,129	$49,638
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(5,363)	$(8,141)	$(3,744)	$(28,719)	$(26,176)
Reconciling items included in gross profit	12	13	22	69	89
Reconciling items included in operating expenses	1,019	1,119	1,097	5,513	4,707
Tax effect of non-GAAP adjustments	—	(74)	—	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(4,332)	$(7,083)	$(2,625)	$(23,137)	$(21,380)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.07)	$(0.12)	$(0.05)	$(0.40)	$(0.38)

Non-GAAP weighted average shares outstanding - basic and diluted	59,228	58,717	56,895	58,395	56,163

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP NET LOSS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2024		2024		2023		2024		2023
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.09)	$(0.09)	$(0.14)	$(0.14)	$(0.07)	$(0.07)	$(0.49)	$(0.49)	$(0.47)	$(0.47)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	—	—
Reconciling items included in operating expenses	0.02	0.02	0.02	0.02	0.02	0.02	0.09	0.09	0.08	0.08
Tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.07)	$(0.07)	$(0.12)	$(0.12)	$(0.05)	$(0.05)	$(0.40)	$(0.40)	$(0.38)	$(0.38)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December, 31	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	54.6%	51.2%	44.7%	51.6%	43.1%
Stock-based compensation	0.1	0.1	0.1	0.1	0.1
Restructuring	—	—	—	—	—
Total reconciling items included in gross profit	0.1	0.1	0.1	0.2	0.1
Non-GAAP gross profit margin	54.8%	51.3%	44.8%	51.7%	43.2%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(5,363)	$(8,141)	$(3,744)	$(28,719)	$(26,176)
Stock-based compensation	916	1,042	1,119	3,958	4,796
Restructuring	115	90	—	1,624	—
Tax effect of non-GAAP adjustments	—	(74)	—	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(4,332)	$(7,083)	$(2,625)	$(23,137)	$(21,380)
EBITDA adjustments:
Depreciation and amortization	$691	$920	$1,076	$3,779	$4,287
Interest income and other, net	(141)	(296)	(435)	(1,198)	(2,050)
Non-GAAP provision for income taxes	216	199	39	478	357
Adjusted EBITDA	$(3,566)	$(6,260)	$(1,945)	$(20,078)	$(18,786)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$23,647	$47,544
Accounts receivable, net	5,804	10,075
Inventories	4,210	3,968
Prepaid expenses and other current assets	1,191	3,138
Total current assets	34,852	64,725
Property and equipment, net	6,500	5,997
Operating lease right of use assets	3,368	4,725
Other assets, net	945	2,115
Goodwill	18,407	18,407
Total assets	$64,072	$95,969
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,400	$2,416
Accrued liabilities and current portion of long-term liabilities	6,581	9,692
Current portion of income taxes payable	365	189
Total current liabilities	8,346	12,297
Long-term liabilities, net of current portion	375	1,373
Deposit liability	13,109	13,781
Operating lease liabilities, net of current portion	1,450	2,567
Income taxes payable, net of current portion	914	939
Total liabilities	24,194	30,957
Redeemable non-controlling interest	27,396	28,214
Total Pixelworks, Inc. shareholders’ equity	(10,568)	12,541
Non-controlling interest	23,050	24,257
Total shareholders' equity	12,482	36,798
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$64,072	$95,969

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com